PROSPECTUS

                                                Filed pursuant to Rule 424(b)(3)
                                                Registration File No. 333-51179


                           Offer for all outstanding
            11 3/4% Subordinated Capital Income Securities, Series A
                                in Exchange for
                11 3/4% Subordinated Capital Income Securities,
                  Series A which have been registered under the
                             Securities Act of 1933
                                       of

                              CSBI Capital Trust I

                            Fully and unconditionally
                  guaranteed to the extent set forth herein by

                         Commerce Security Bancorp, Inc.

       The Exchange Offer and Withdrawal Rights will Expire at 5:00 p.m.,
           New York City Time, on September 14, 1998, unless Extended.

                              ---------------------

      CSBI Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and Commerce Security Bancorp, Inc., a Delaware corporation, (the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $27,657,000 aggregate Liquidation Amount (as defined herein) of its 11 3/4% Subordinated Capital Income Securities, Series A (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 11 3/4% Subordinated Capital Income Securities, Series A (the "Old Capital Securities"), of which $27,657,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and $27,657,000 of its 11 3/4% Junior Subordinated Debentures due June 6, 2027 (the "Old Junior Subordinated Debentures"), of which $28,513,000 aggregate principal amount is outstanding, for like aggregate principal amount of its 11 3/4% Junior Subordinated Debentures due June 6, 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

                                                    (Continued on the next page)

                              ---------------------

      An investment in the Capital Securities involves a significant degree of risk. See "Risk Factors" beginning on page 21 hereof for certain information relevant to an investment in the Capital Securities.

        THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
              AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                  CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is August 11, 1998

                              ---------------------

(Continued from cover page)

      The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and will not be eligible to receive any additional payments pursuant to the Registration Rights Agreement (as defined herein).

      The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of July 15, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the initial purchasers of the Old Capital Securities. The New Junior Subordinated Debentures and the New Guarantee are being offered for exchange under the Registration Rights Agreement. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust.

      The New Capital Securities and the Old Capital Securities (together, the "Capital Securities"), represent undivided beneficial interests in the asset of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee (as defined herein) of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Junior Subordinated Debentures and engaging in only activities necessary or incidental thereto. The Junior Subordinated Debentures will mature on June 6, 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the New Capital Securities -- Subordination of Common Securities."

      As used herein, (i) the "Indenture" means the Indenture between the Company and Wilmington Trust Company, as trustee, (ii) the "Declaration of Trust" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company as Delaware Trustee (the "Delaware Trustee"), and the Regular Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and (iii) the "Guarantee" means the Guarantee relating to the Guarantee between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"). In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities,
(ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iii) "Guarantee" includes the Old Guarantee and the New Guarantee.

      Holders of the Capital Securities are entitled to receive cumulative cash distributions ("Distributions") accruing from July 1, 1997 and payable quarterly in arrears on the 30th day of

March, June, September and December of each year (each, an "Interest Payment Date"), commencing September 30, 1997, at the annual rate of 11 3/4% of the Liquidation Amount of the Capital Securities. The distribution rate and the distribution payment dates and other payment dates for the New Capital Securities correspond to the distribution rate and the distribution payment dates and other payment dates for the New Junior Subordinated Debentures. The Company has guaranteed the payment of Distributions and payments on liquidation of the Trust or redemption of the New Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "New Guarantee"). See "Description of New Guarantee." If the Company does not make interest payments on the New Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the New Capital Securities. The Company's obligations under the Guarantee, taken together with its obligations under the New Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the New Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the New Capital Securities. The obligations of the Company under the New Guarantee and the New Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Junior Subordinated Debentures -- Subordination" herein) of the Company and are structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of March 31, 1998 the Company had no Senior Indebtedness outstanding and the Company's consolidated subsidiaries had approximately $870.5 million of indebtedness and other liabilities. The terms of the New Junior Subordinated Debentures and the Indenture place no limitation on the amount of Senior Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of New Junior Subordinated Debentures -- Subordination."

      The Company has the right to defer payment of interest thereon at any time or from time to time for a period not exceeding 20 consecutive quarterly periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the New Junior Subordinated Debentures. As a consequence of any such extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. During any Extension Period, interest on the New Junior Subordinated Debenture will accrue and compound, and Distributions to which holders of the New Capital Securities are entitled will accumulate and compound, in each case quarterly to the extent permitted by applicable law at the rate of 11 3/4% per annum from the relevant payment date for such Distributions, and holders of the New Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of cash related to such interest income. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount." Upon the termination of any Extension Period, the Company is obligated to pay to the Trust the full amount of interest on the New Junior Subordinated Debentures that has been accrued and not paid, whereupon the full amount of the accumulated and unpaid Distributions will be paid to the holders of Capital Securities. The Company and its subsidiaries are prohibited during any Extension Period from (i) declaring or paying any dividend, interest or other payment (whether in the nature of principal, interest or premium), in each case in cash, on or with respect to any class of the Company's capital stock or any other security of the Company that is pari passu with or junior to the New Junior Subordinated Debentures, (ii) making any payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks junior to or pari passu with the Junior Subordinated Debentures, or (iii) redeeming (or permitting any subsidiary of the Company to purchase or acquire) any shares of the Company's capital stock other than in a Permitted Redemption (as defined herein), including payments on securities ranking pari passu with or junior to the Capital Securities. See "Description of New Capital Securities -- Deferral of Distributions" and "Description of New Junior Subordinated Debentures -- Extension Period."

      The New Junior Subordinated Debentures are not redeemable prior to June 6, 2007 unless a Regulatory Event, a Tax Event or an Investment Company Event (each as defined herein, and each a "Special Event") has occurred. The New Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (i) on or after June 6, 2007, in whole or in part, at a redemption price equal to 105.875% of the principal amount thereof on or after June 6, 2007, declining ratably on each June 6 thereafter to 100% on or after June 6, 2017, plus accrued and unpaid interest, if any, to the date of redemption, or (ii) at any time, in whole or in part (subject to the limitations set forth below), following the occurrence of a Special Event, at a redemption price equal to the greater of (x) 100% of the principal amount of the New Junior Subordinated Debentures or (y) as determined by a Quotation Agent (as defined herein), the sum of the present values of the payments due under the New Junior Subordinated Debentures assuming a payment of the principal amount thereof, and premium thereon, upon a redemption at the election of the Company on June 6, 2007, together with scheduled payments of interest from the date of the Special Redemption to such date, discounted to the date of the Special Redemption on a quarterly basis (assuming a 360-day year consisting of 30-day months) at a rate equal to the Special Redemption Discount Rate (as defined herein), plus, in each case, accrued interest thereon to the date of redemption. The Company may not effect a partial Special Redemption that leaves less than $15 million in Principal Amount of New Junior Subordinated Debentures outstanding. The New Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the New Junior Subordinated Debentures at maturity or its earlier redemption, in an amount equal to the amount of the New Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Junior Subordinated Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption. See "Description of New Capital Securities -- Redemption."

      Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to the receipt of any necessary approval of the Federal Reserve, to dissolve the Trust and to cause the New Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of New Capital Securities -- Redemption."

      In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the New Capital Securities will be entitled to receive a liquidation preference of $1,000 per New Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in New Junior Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the New Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

      The Company and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on those interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13-d3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Notwithstanding the foregoing, however, such a broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance in the interpretive letters referred to above, the Company and the Trust believe that those broker-dealers, if any, who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, and to the limitations described herein under "The Exchange Offer -- Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the new Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

      Prior to the Exchange Offer, there has been no public market for the Old Capital Securities, and the Company is not aware of any secondary market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is not market. There can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

      Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration of Trust (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

      THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


      Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on September 14, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. The Company is obligated to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities, or if no Distributions have been paid on such Old Capital Securities, from July 15, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distribution on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after July 15, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of August 11, 1998.


      Neither the Company nor the Trust will receive any cash proceeds from the issuance of the new Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.

                              ---------------------

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with
Section 15(d) thereof files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company.

      No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and
(iii) the obligations of the Trust under the Capital Securities are guaranteed by the Company to the extent described herein. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

      This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                     DOCUMENTS DELIVERED WITH THE PROSPECTUS

      Delivered together with the Prospectus without charge is a copy of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended March 31, 1998. There have been no material changes in the Company's affairs since March 31, 1998, the period covered by the Company's latest Quarterly Report on Form 10-Q.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended March 31, 1998, the Company's Current Report on Form 8-K/A dated August 6, 1997 and the Company's Current Report on Form 8-K dated April 10, 1998, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

      Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Commerce Security Bancorp, Inc., Attn. Curt A Christianssen, 24012 Calle de la Plata, Suite 150, Laguna Hills, California 92653

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                                     SUMMARY

      The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements contained elsewhere and incorporated by reference in this Prospectus. Holders of Old Capital Securities are urged to read this Prospectus in its entirety.

CSBI Capital Trust I

      CSBI Capital Trust I (the "Trust") is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust (the "Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company holds Common Securities in an aggregate Liquidation Amount of at least 3% of the Trust's total capital. The Capital Securities and the Common Securities are referred to collectively as the "Trust Securities." The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Old Junior Subordinated Debentures, and accordingly, the assets of the Trust consist solely of the Old Junior Subordinated Debentures. Upon completion of the Exchange Offer, the assets of the Trust will consist solely of the New Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities and effecting the Exchange Offer for the New Capital Securities, (ii) investing the gross proceeds of the Trust Securities in the Old Junior Subordinated Debentures, (iii) exchanging the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures, and (iv) engaging in only those other activities necessary or incidental thereto. Because the New Junior Subordinated Debentures will be the sole assets of the Trust, payments under the New Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities of the Trust will be owned by the Company.

Commerce Security Bancorp, Inc.

      Commerce Security Bancorp, Inc. ("CSBI" or the "Company") is a Delaware corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Through its bank subsidiary, Eldorado Bank, the Company offers commercial banking products and services to small- and medium-sized businesses and retail customers from 17 full service branches located primarily in the Orange County, San Diego County and Sacramento areas of California. The Company's products include commercial, consumer and real estate loans, a full range of deposit products and other non-deposit banking services, as well as small equipment leases and single-family residential mortgages. As of March 31, 1998, the Company had total assets of $1.0 billion, total deposits of $823.5 million and total shareholders' equity of $96.3 million.


      A key element of the Company's strategic plan focuses on building profitability through acquisitions of community banks primarily, but not exclusively, in and around its Southern California base, including banks which are or recently were in troubled condition, and seeking to increase the earnings of the banks it has acquired through a combination of expense reduction programs, merger synergies, improvements in asset quality and strengthening of capital position. Since September 1995, the Company has completed three acquisitions increasing the Company's assets by over $840 million, including the acquisition (the "Eldorado Acquisition"), completed on June 6, 1997, of Eldorado Bancorp ("Eldorado") and its bank subsidiary, Eldorado Bank, a community bank based in Tustin, California with approximately $400 million in total assets. Effective June 30, 1997, the Company consolidated via mergers into Eldorado Bank the respective operations of its other bank

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

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subsidiaries (as so consolidated, the "Bank"). The Old Capital Securities were originally issued to finance a portion of the purchase price for the Eldorado Acquisition.

      The Company's principal place of business is 24012 Calle de la Plata, Suite 150, Laguna Hills, CA 92653; and its telephone number at that address is
(714) 699-4344.

      For more information about the Company, reference is made to the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."

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

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                               THE EXCHANGE OFFER

The Exchange Offer ..................   Up to $27,657,000 aggregate Liquidation
                                        Amount of New Capital Securities are
                                        being offered in exchange for a like
                                        aggregate Liquidation Amount of Old
                                        Capital Securities. The Company will
                                        issue, promptly after the Expiration
                                        Date, $1,000 Liquidation Amount of New
                                        Capital Securities in exchange for each
                                        $1,000 Liquidation Amount of outstanding
                                        Old Capital Securities tendered and
                                        accepted in connection with the Exchange
                                        Offer. The Company and the Trust are
                                        making the Exchange Offer in order to
                                        satisfy obligations under the
                                        Registration Rights Agreement relating
                                        to the Old Capital Securities. For a
                                        description of the procedures for
                                        tendering Old Capital Securities, see
                                        "The Exchange Offer-- Procedures for
                                        Tendering Old Capital Securities."


Expiration Date .....................   5:00 p.m., New York City time, on
                                        September 14, 1998 (such time on such
                                        date being hereinafter called the
                                        "Expiration Date") unless the Exchange
                                        Offer is extended by the Company and
                                        the Trust (in which case the term
                                        "Expiration Date" shall mean the latest
                                        date and time to which the Exchange
                                        Offer is extended). See "The Exchange
                                        Offer--Expiration Date; Extensions;
                                        Amendments."


Conditions to the   Exchange Offer ....................   The Exchange Offer
                                        is subject to certain conditions,
                                        which may be waived by the Company
                                        and the Trust in their sole
                                        discretion. The Exchange Offer is not
                                        conditioned upon any minimum
                                        Liquidation Amount of Old Capital
                                        Securities being tendered. See "The
                                        Exchange Offer--Conditions to the
                                        Exchange Offer." The Company and the
                                        Trust reserve the right, using their
                                        reasonable discretion and subject to
                                        applicable law and the terms of the
                                        Registration Rights Agreement, at any
                                        time and from time to time, (i) to
                                        delay the acceptance of the Old
                                        Capital Securities for exchange, (ii)
                                        to terminate the Exchange Offer if
                                        certain specified conditions have not
                                        been satisfied, (iii) to extend the
                                        Expiration Date of the Exchange Offer
                                        and retain all Old Capital Securities
                                        tendered pursuant to the Exchange
                                        Offer, subject, however, to the right
                                        of holders of Old Capital Securities
                                        to withdraw their tendered Old
                                        Capital Securities, or (iv) to waive
                                        any condition or otherwise amend the
                                        terms of the Exchange Offer in any
                                        respect. See "The Exchange Offer--
                                        Expiration Date; Extensions;
                                        Amendments."

Exchange Agent ......................   The exchange agent with respect to the
                                        Exchange Offer is the Wilmington Trust
                                        Company (the "Exchange Agent"). The
                                        addresses, and telephone and facsimile
                                        numbers of the Exchange Agent are set
                                        forth in "The Exchange Offer -- Exchange
                                        Agent" and in the Letter of Transmittal.

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

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Withdrawal Rights ...................   Tenders of Old Capital Securities may be
                                        withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
  Old Capital Securities ............   Tendering holders of Old Capital
                                        Securities must complete and sign a
                                        Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange
                                        Agent, together with the Old Capital
                                        Securities to be tendered or in
                                        compliance with the specified procedures for guaranteed delivery of Old Capital
                                        Securities. Holders of Old Capital
                                        Securities registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee are urged to
                                        contact such person promptly if they
                                        wish to tender Old Capital Securities
                                        pursuant to the Exchange Offer. See "The
                                        Exchange Offer-- Procedures for
                                        Tendering Old Capital Securities."

                                        Letters of Transmittal and certificates
                                        representing Old Capital Securities
                                        should not be sent to the Company or to
                                        the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Resales of
  New Capital Securities ............   The Company and the Trust are making the
                                        Exchange Offer in reliance on the
                                        position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the
                                        Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on those interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the
                                        Company and the Trust believe that New
                                        Capital Securities issued pursuant to
                                        this Exchange Offer in exchange for Old
                                        Capital Securities may be offered for
                                        resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the
                                        Securities Act, provided that such New
                                        Capital Securities are acquired in the
                                        ordinary course of such holder's
                                        business and that such holder is not
                                        participating, and has no

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

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                                        arrangement or understanding with any
                                        person to participate, in a distribution
                                        (within the meaning of the Securities
                                        Act) of such New Capital Securities.
                                        However, any holder of Old Capital
                                        Securities who is an "affiliate" of the
                                        Company or the Trust or who intends to
                                        participate in the Exchange Offer for
                                        the purpose of distributing the New
                                        Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
                                        (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities. Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                                        Act) of such New Capital Securities, and
                                        (iv) if such holder is not a
                                        broker-dealer, such holder is not
                                        engaged in, and does not intend to
                                        engage in, a distribution (within the
                                        meaning of the Securities Act) of such
                                        New Capital Securities. Each
                                        broker-dealer that receives New Capital
                                        Securities for its own account pursuant
                                        to the Exchange Offer must acknowledge
                                        that it acquired the Old Capital
                                        Securities for its own account as the
                                        result of market-making activities or
                                        other trading activities and must agree
                                        that it will deliver a prospectus
                                        meeting the requirements of the
                                        Securities Act in connection with any
                                        resale of such New Capital Securities.
                                        The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Notwithstanding the foregoing, however, such a broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance in the interpretive letters referred

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

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                                        to above, the Company and the Trust
                                        believe that those broker-dealers, if
                                        any, who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating
                                        Broker-Dealers") may fulfill their
                                        prospectus delivery requirements with
                                        respect to the New Capital Securities
                                        received upon exchange of such Old
                                        Capital Securities (other than Old
                                        Capital Securities which represent an
                                        unsold allotment from the original sale
                                        of the Old Capital Securities) with a
                                        prospectus meeting the requirements of
                                        the Securities Act, which may be the
                                        prospectus prepared for an exchange
                                        offer so long as it contains a
                                        description of the plan of distribution
                                        with respect to the resale of such New
                                        Capital Securities. Accordingly, this
                                        Prospectus, as it may be amended or
                                        supplemented from time to time, may be
                                        used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating
                                        Broker-Dealer who is an "affiliate" of
                                        the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities.

Use of Proceeds .....................   Neither the Company nor the Trust will
                                        receive any cash proceeds from the
                                        issuance of the New Capital Securities
                                        offered hereby. See "Use of Proceeds."

Certain Federal Income Tax
  Consequences; Benefit Plan
  Considerations ....................   Holders of Old Capital Securities should
                                        review the information set forth under
                                        "Certain Federal Income Tax
                                        Consequences" and "Benefit Plan
                                        Considerations" prior to tendering Old
                                        Capital Securities in the Exchange
                                        Offer.

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                           THE NEW CAPITAL SECURITIES

Securities Offered ..................   Up to $27,657,000 aggregate Liquidation
                                        Amount of the Trust's 11 3/4%
                                        Subordinated Capital Income Securities,
                                        Series A (Liquidation Amount of $1,000
                                        per Capital Security) which have been
                                        registered under the Securities Act. The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the
                                        Securities Act and therefore are not
                                        subject to certain restrictions on
                                        transfer applicable to the Old Capital
                                        Securities and will not provide for any
                                        increase in the Distribution rate
                                        thereon. See "The Exchange Offer--
                                        Purpose of the Exchange Offer,"
                                        "Description of the New Capital
                                        Securities" and "Description of the Old
                                        Securities." The Holders of the New
                                        Capital Securities will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption, liquidation or otherwise over the Common Securities.

Distributions .......................   Holders of the New Capital Securities
                                        will be entitled to receive cumulative
                                        cash distributions at an annual rate of
                                        11 3/4% of the liquidation amount of
                                        $1,000 per New Capital Security,
                                        accruing from the date of original
                                        issuance and payable quarterly in
                                        arrears on the 30th day of March, June,
                                        September and December of each year
                                        commencing on September 30, 1998. The
                                        distribution rate and the distribution
                                        and other payment dates for the New
                                        Capital Securities will correspond to
                                        the interest rate and interest and other payment dates on the New Junior
                                        Subordinated Debentures. See
                                        "Description of New Capital Securities."

The New Junior Subordinated
  Debentures ........................   The Trust invested the proceeds from the
                                        issuance of the Old Capital Securities
                                        and Common Securities in an equivalent
                                        amount of Old 11 3/4% Junior
                                        Subordinated Debentures of the Company.
                                        The Trust will exchange its Old Junior
                                        Subordinated Debentures for the New
                                        Junior Subordinated Debentures in
                                        connection with the Exchange Offer. The
                                        New Junior Subordinated Debentures will
                                        mature on June 6, 2027. The New Junior
                                        Subordinated Debentures rank subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. In addition, the Company's obligations under the New
                                        Junior Subordinated Debentures are
                                        structurally subordinated to all
                                        existing and future liabilities and
                                        obligations of its subsidiaries. See
                                        "Risk Factors-- Ranking of Subordinated
                                        Obligations Under the Guarantee and the
                                        Junior Subordinated Debentures," "Risk
                                        Factors-- Limited Liquidity to Pay
                                        Interest and Other Expenses; Prohibition on Dividends by the Bank to the Company
                                        Without Prior Regulatory Approval;
                                        Structural Subordination" and

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                                        "Description of the New Junior
                                        Subordinated Debentures --
                                        Subordination."

Extension Periods ...................   The Company has the right under the New
                                        Junior Subordinated Debentures to defer
                                        payment of interest thereon at any time
                                        or from time to time for a period not
                                        exceeding 20 consecutive quarterly
                                        periods (each, an "Extension Period"),
                                        provided that no Extension Period may
                                        extend beyond the Stated Maturity of the New Junior Subordinated Debentures.
                                        Accordingly, there could be multiple
                                        Extension Periods of varying lengths
                                        throughout the term of the New Junior
                                        Subordinated Debentures. During an
                                        Extension Period, interest on the New
                                        Junior Subordinated Debentures will
                                        continue to accrue (and the amount of
                                        Distributions to which holders of New
                                        Capital Securities are entitled will
                                        accumulate) at the rate of 11 3/4% per
                                        annum, compounded quarterly. During an
                                        Extension Period, holders of New Capital
                                        Securities will be required to include
                                        their pro rata share of such accrued and unpaid interest on the New Junior
                                        Subordinated Debentures in their gross
                                        income for United States federal income
                                        tax purposes even though the cash
                                        payments attributable thereto have not
                                        been made. Upon the termination of any
                                        Extension Period, the Company is
                                        obligated to pay to the Trust the full
                                        amount of interest on the New Junior
                                        Subordinated Debentures that has been
                                        accrued and not paid and, upon receipt
                                        of such interest, the Trust is obligated to pay to the holders of the Trust
                                        Securities all Distributions that have
                                        been accumulated and not paid. Upon the
                                        payment in full of all such accrued and
                                        unpaid amounts, together with all
                                        amounts on the New Junior Subordinated
                                        Debentures then due on any Interest
                                        Payment Date, the Company may elect to
                                        begin a new Extension Period subject to
                                        the foregoing requirements. The Company
                                        is prohibited from taking certain
                                        actions during any Extension Period,
                                        including payments on or redemptions or
                                        purchases of securities ranking pari
                                        passu with or junior to the New Junior
                                        Subordinated Debentures. See
                                        "Description of the New Capital
                                        Securities," "Description of the New
                                        Junior Subordinated Debentures-- Option
                                        to Extend Interest Payment Period" and
                                        "Certain United States Federal Income
                                        Tax Consequences-- Interest Income and
                                        Original Issue Discount."

New Guarantee .......................   Payment of Distributions on the New
                                        Capital Securities and payments on
                                        liquidation of the Trust or the
                                        redemption of New Capital Securities,
                                        are guaranteed by the Company pursuant
                                        to the New Guarantee to the extent the
                                        Trust has funds available therefor. If
                                        the Company does not make principal or
                                        interest payments on the New Junior
                                        Subordinated Debentures, the Trust will
                                        not have sufficient funds to make
                                        Distributions on the New Capital
                                        Securities, in which event the New
                                        Guarantee shall not

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                                        apply to such Distributions until the
                                        Trust has sufficient funds available
                                        therefor. The Company's obligations
                                        under the New Guarantee, taken together
                                        with its obligations under the New
                                        Junior Subordinated Debentures and the
                                        Declaration, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the New Capital Securities. See "Description of the New Guarantee" and "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee." The obligations of the Company under the New Guarantee are subordinated and junior in right of payment to all Senior Indebtedness of the Company. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and
                                        "Description of the New Guarantee."

Optional Redemption .................   The New Junior Subordinated Debentures
                                        are not redeemable prior to June 6, 2007 except upon the occurrence of a Regulatory Capital Event, a Tax Event or an Investment Company Event (each as defined below). On and after June 6, 2007, the New Junior Subordinated
                                        Debentures are redeemable, in whole or
                                        in part, at the election of the Company, subject to the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. Upon any such redemption of the New Junior Subordinated Debentures
                                        (an "Optional Redemption"), New Capital
                                        Securities and Common Securities having
                                        an equivalent aggregate Liquidation
                                        Amount will be redeemed by the Trust on
                                        a pro rata basis. The price at which the New Junior Subordinated Debentures, and therefore the New Capital Securities, may be so redeemed (the "Redemption
                                        Price") in the event of an Optional
                                        Redemption includes a redemption premium in the event that the date of such redemption is on or before June 5, 2017.
                                        See "Description of the New Capital
                                        Securities-- Redemption" and
                                        "Description of the New Junior
                                        Subordinated Debentures-- Redemption."

Special Redemption ..................   The New Junior Subordinated Debentures
                                        may also be redeemed either before or
                                        after June 6, 2007, subject to the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, in the event of a Special Event. Any such redemption may be in whole or in part, except that no such partial redemption may reduce the aggregate Liquidation Amount of the
                                        Trust Securities then outstanding to
                                        less than $15.0 million. See
                                        "Description of the New Capital
                                        Securities-- Redemption" and
                                        "Description of the New Junior
                                        Subordinated Debentures-- Redemption."

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Liquidation of the Trust ............   Upon the occurrence and continuation of
                                        a Regulatory Capital Event, Tax Event or
                                        Investment Company Event, the Company
                                        will have the right, subject to any
                                        necessary prior approval of the Federal
                                        Reserve, to dissolve the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the New Capital Securities and the Common Securities in liquidation of the Trust. See "Description of the New Capital Securities-- Redemption."

                                        In the event of the liquidation of the
                                        Trust, after satisfaction of the claims
                                        of creditors of the Trust, if any, as
                                        provided by applicable law, the holders
                                        of the New Capital Securities will be
                                        entitled to receive a liquidation amount of $1,000 per New Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in New Junior Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, the amounts payable by the Trust on the New Capital Securities will be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the New Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the New Capital Securities shall have a priority over the Common Securities. See "Description of the New Capital Securities -- Liquidation Distribution Upon
                                        Dissolution."

Absence of Market for the
New Capital Securities ..............   The New Capital Securities will be a new
                                        issue of securities for which there
                                        currently is no market. Accordingly,
                                        there can be no assurance as to the
                                        development or liquidity of any market
                                        for the New Capital Securities. The
                                        Trust and the Company do not intend to
                                        apply for listing of the New Capital
                                        Securities on any securities exchange or for quotation through the National
                                        Association of Securities Dealers
                                        Automated Quotation System.


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                             SELECTED FINANCIAL DATA

                                             As of and for
                                          Three Months Ended
                                            Ended March 31,             As of and for the Years Ended December 31,
                                            ---------------             ------------------------------------------
                                           1998         1997       1997        1996         1995        1994         1993
                                           ----         ----       ----        ----         ----        ----         ----
                                                        (Dollars in Thousands, Except for Per Share Amounts)
Summary of Consolidated Operations
Net interest income before
  provision for possible loan
  and lease loss                          $11,046      $5,361      $32,881     $11,708      $2,817      $2,861       $2,994
Provision for possible loan
  and lease loss                              922         407        1,495         515         295         583        1,085
                                      -----------   ---------   ----------   ---------    --------    --------     --------
Net interest income after provision
  for possible loan and lease loss         10,124       4,954       31,386      11,193       2,522       2,278        1,909
Net non-interest expense                    6,660       3,778       24,784      10,371       3,595       3,267        3,885
                                      -----------   ---------   ----------   ---------    --------    --------     --------
Income (loss) before income taxes
  and extraordinary item                    3,464       1,176        6,602         822      (1,073)       (989)      (1,976)
Income taxes provision (benefit)            1,777         742        3,612      (1,503)       (443)         --           --
                                      -----------   ---------   ----------   ---------    --------    --------     --------
Income (loss) before
  extraordinary item                        1,687         434        2,990       2,325        (630)       (989)      (1,976)
Extraordinary item: Forgiveness of
  indebtedness net of $443,000
  income taxes                                 --          --           --          --         625          --           --
                                      -----------   ---------   ----------   ---------    --------    --------     --------
Net income (loss)                           1,687         434        2,990      $2,325         $(5)      $(989)     $(1,976)
                                      ===========   =========   ==========   =========    ========    ========     ========

Per share data(2):
Weighted Average shares outstanding
     Basic                             18,347,397   9,697,430   14,813,125   5,300,773     268,198      53,728       53,728
     Dilutive                          19,349,959   9,697,430   17,269,302   5,300,773     268,198      53,728       53,728

Basic:
Income (loss) before
  extraordinary item                         $.08        $.04         $.15        $.44      $(2.35)    $(18.41)     $(36.78)
Extraordinary item                             --          --           --          --        2.33          --           --
                                      -----------   ---------   ----------   ---------    --------    --------     --------
Income (loss) per share                      $.08        $.04         $.15        $.44      $(0.02)    $(18.41)     $(36.78)

Dilutive:
Income (loss) before
  extraordinary item                        $.071       $.040         $.13        $.44      $(2.35)    $(18.41)     $(36.78)
Extraordinary item                             --          --           --          --        2.33          --           --
                                      -----------   ---------   ----------   ---------    --------    --------     --------
Income (loss) per share                     $.071       $.040         $.13        $.44      $(0.02)    $(18.41)     $(36.78)

Consolidated Financial Position
Total assets                           $1,009,817    $464,151     $902,355    $437,060     $55,905     $57,686      $61,916
Total loans, net                          693,783     254,792      605,883     320,958      38,338      45,492       48,179
Total intangibles                          65,984      10,529       66,769      10,736          --          --           --
Total deposits                            823,511     410,395      765,203     383,031      51,431      55,876       59,651
Total long-term debt                       27,657         537       27,657         537         537       1,894        1,894
Total shareholders' equity (deficit)       96,259      41,198       94,736      40,772       3,541        (948)          41

Selected Financial Ratios
Return on average common equity(3)           8.17%       4.30%        4.15%      11.23%         nm(2)       nm(2)   (201.43)%
Return on average assets                     0.75%       0.41%        0.42%       0.96%      (0.01)%     (1.61)%      (2.97)%
Average equity to average assets            10.62%       9.64%       10.21%       8.56%      (0.14)%     (0.09)%       1.47%
Dividend payout ratio                          --          --           --          --          --          --           --

----------
(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 of the Company's consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated by reference herein, for a discussion of the factors that materially affect the comparability of the information reflected herein. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."
(2) Share and per share amounts have been retroactively restated to reflect change in presentation of Earnings Per Share discussion contained in Note 1 to the Company's consolidated financial statements from its Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated by reference herein. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."
(3) Return on average common equity is not meaningful as the average common equity for 1995 and 1994 was negative.


                                      -20-
--------------------------------------------------------------------------------

                                  RISK FACTORS

      Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Unless as otherwise stated or the context otherwise requires in the Risk Factors set forth below, the New Capital Securities and the Old Capital Securities will be referred to as the "Capital Securities" and the New Junior Subordinate Debentures and the Old Junior Subordinate Debentures will be referred to as the "Junior Subordinated Debentures." To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(l) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement. Capitalized terms used and not otherwise defined in this Prospectus shall have the respective meanings set forth in the Summary.

Limited Liquidity to Pay Interest and Other Expenses; Prohibition on Dividends by the Bank to the Company Without Prior Regulatory Approval; Structural Subordination

      The Company currently has virtually no cash or other liquid assets available at the holding company level and does not anticipate accumulating any significant amount of cash or liquid assets in the foreseeable future. The Company's estimated cash needs over the twelve-month period ending December 31, 1998, include approximately $3.4 million for the payment of interest on the Junior Subordinated Debentures, approximately $1.3 million for the payment of dividends on the Series B Preferred Stock and approximately $400,000 for other operating expenses. As a holding company, the ability of the Company to make such payments of interest on the Junior Subordinated Debentures and to fund the payment of such other obligations will be dependent upon the receipt of dividends and other distributions from the Bank, which, as of the date of this Prospectus, is the Company's sole banking subsidiary. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other payments to the Company, as described below, which currently prohibit the Bank from paying dividends to the Company without the prior approval of California and federal bank regulatory authorities.

      Dividends payable by the Bank are restricted under California law to the lesser of the Bank's retained earnings, or the Bank's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the California Department of Financial Institutions (the "DFI"), to the greater of the retained earnings of the Bank, the net income of the Bank for its last fiscal year or the net income of the Bank for its current fiscal year. In connection with the Eldorado Acquisition, Eldorado Bank paid a dividend of $14 million, which exceeded the Bank's net income for the latest three fiscal years. As a result, the Bank currently may not pay any dividends without the prior approval of the DFI. The DFI may, in its discretion, approve the payment of such dividends as long as the amount does not exceed the greater of the Bank's retained earnings (approximately $3.5 million as of December 31, 1997), the net income of the Bank for its last fiscal year (approximately $5.9 million for the year ended December 31, 1997), and the net income of the Bank for its current fiscal year. In addition, under Federal Reserve regulations, the Bank may not pay a dividend without prior Federal Reserve approval if (i) it would exceed the Bank's undivided profits as reported in its most recent Report of Condition and Income (approximately $3.5 million as of December 31, 1997), or
(ii) the total of all dividends declared in one year exceeds the total of the Bank's net income for that year plus the retained net income for the preceding two calendar years. Under the second of those tests, the Bank is currently prohibited from paying any dividends without the prior approval of the Federal Reserve. There can be no assurance that the DFI and the Federal Reserve will approve the payment of any dividend by the Bank to the Company, regardless of amount or the Bank's earnings, and any such failure to approve a dividend payment likely would preclude the Company from paying interest on the Junior Subordinated Debentures on a current basis. See "-- Supervision and Regulation" below.

      The payment of dividends on capital stock by the Bank may also be limited by other factors, including applicable regulatory capital requirements and broad enforcement powers of the federal and state regulatory agencies. Both the Federal Reserve and the DFI have broad authority to prohibit the Company and the Bank from engaging in practices which the banking agency considers to be unsafe or unsound. It is possible, depending upon the financial condition of the Bank or the Company and other factors, that the applicable regulator may assert that the payment of dividends or other payments by the Bank is an unsafe or unsound practice and, therefore, implement corrective action to address such a practice.

      In addition to the foregoing, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Old Capital Securities are, and the New Capital Securities will be effectively subordinated to all existing and future liabilities of the Bank and any other subsidiary of the Company, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. Claims on the Bank by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. As of March 31, 1998, the Bank had indebtedness and other liabilities of approximately $870.5 million.

Limited Operating History of the Company

      Since Dartmouth Capital Group, L.P. acquired control of the Company in September 1995, the business and operations of the Company have changed substantially. Between September 1995 and the present, the Company has acquired three banks with a total of over $840 million in assets, which has resulted in a fifteenfold increase in the Company's assets between September 30, 1995 and June 30, 1997, including the June 6, 1997 Eldorado Acquisition, which by itself nearly doubled the Company's assets. Each of those acquisitions was accounted for as a purchase, and accordingly the operating results of each acquired company are included in the Company's financial statements only from the date of acquisition. As a result, the historical financial performance of the Company is of limited relevance in predicting future operating results.

Risks Related to Goodwill

      As of March 31, 1998, the Company had total combined assets of approximately $1.0 billion, of which $66.0 million, or 6.5% of total assets and 68.5% of total shareholders' equity, was goodwill. At such date, the Company's ratios of tangible common equity to assets and tangible total equity to assets were 1.84% and

3.00%, respectively, which were substantially below the average ratios for banking organizations in the Company's peer group (although the Company meets all regulatory capital requirements for being classified as "well capitalized," having a Tier 1 Leverage Ratio of 6.86%). See "Capitalization." There can be no assurance that the value of such goodwill will ever be realized by the Company. The goodwill will be amortized on a straight-line basis over varying periods. The Company intends to amortize the goodwill related to the Eldorado Acquisition over a 20-year period. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate all or a portion of the carrying amount of goodwill may no longer be recoverable, in which case an additional charge to earnings would become necessary. Although, as of the date of this Prospectus, the net unamortized balance of goodwill on the Company's balance sheet was not considered to be impaired, any such future determination requiring the write-off of a significant portion of unamortized goodwill could have a material adverse effect on the Company's results of operations.

Prior Losses at Subsidiary Banks; Agreements with Regulators

      Prior to the Company's consolidation of its subsidiaries effective June 30, 1997, the Company had four bank subsidiaries: Commerce Security Bank ("CSB"), Eldorado Bank, Liberty National Bank ("Liberty") and San Dieguito National Bank ("San Dieguito"). During the past several years, the operating results of CSB, Eldorado Bank, Liberty and San Dieguito have been adversely affected by a variety of factors, including high levels of non-performing assets, reliance on high-cost brokered deposits and excessive overhead costs. The high levels of non-performing assets and related overhead costs were partly attributable to adverse economic conditions, including declining real estate values, that California experienced during the early- to mid-1990s. Eldorado Bank incurred a net loss of $1.7 million in 1993; Liberty incurred net losses of $1.3 million and $1.5 million in 1994 and 1993, respectively; San Dieguito incurred net losses of $1.1 million, $1.0 million and $2.0 million in 1995, 1994 and 1993, respectively; and CSB, which the Company acquired on September 1, 1996, incurred net losses of $431,000 and $371,000 for the three months ended December 31, 1996 and March 31, 1997, respectively.

      The Company's strategy to improve profitability has focused primarily on reducing non-performing assets and overhead costs. As a result of management's efforts, together with a favorable economic climate in California, the Company's ratio of non-performing assets decreased from 1.95% at December 31, 1996 (on a pro forma basis giving effect to the Eldorado Acquisition) to 1.09% at March 31, 1998, and its efficiency ratio (defined as the ratio of noninterest expense, before goodwill amortization, to total revenue) decreased from 93.7% for the three months ended December 31, 1996 to 63.0% for the three months ended March 31, 1998. Additionally, the Company was able to reduce its reliance on high-cost deposits by utilizing excess liquidity at Eldorado Bank to fund loans and leases generated by its other subsidiary banks. Partly as a consequence of that strategy, the average cost of the Company's deposit liabilities decreased to 2.81% for the three months ended March 31, 1998 as compared to 3.84% for the three months ended March 31, 1997. Although the Company believes that substantial progress has been made toward improving its operating results, and the Company has reported profits in each quarter during the past 12 months, there can be no assurance that the operating problems noted above that the Company and its predecessors encountered in recent years have been fully resolved or that the Company's profitability will not be adversely affected by those factors or others in the future.

      As a consequence of their poor financial performance during those periods, each of CSB, Liberty and San Dieguito was required to enter into a memorandum of understanding with its supervising regulators. As of the date of this Prospectus, neither the Company nor the Bank is subject to any memoranda of understanding or other extraordinary supervisory agreement with any regulatory authority, although the Company did make certain commitments to the Federal Reserve in connection with the Eldorado Acquisition. Among other things, those commitments provide that the Company will not redeem, retire or repurchase any of its preferred stock, incur any debt or pay dividends on Common Stock without the prior approval of the Federal Reserve.

Risks Related to Growth Strategy

      The Company expects that its strategic plan following the offering of the New Capital Securities will continue to involve active and substantial efforts to acquire or enter into business combinations with other financial institutions. Such acquisitions entail inherent risks, certain of which are discussed elsewhere in this Prospectus. The Company routinely reviews suitable strategic acquisition opportunities, one or more of which, if consummated, may constitute a material acquisition for the Company. Although discussions at various stages with respect to such transactions are ongoing, the Company believes that, as of the date of this Prospectus, none of those transactions is probable of occurring.

Dependence on Chief Executive Officer

      The Company depends heavily on the services of Robert P. Keller, the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank. The loss of Mr. Keller's services could have a material adverse effect on the Company. Mr. Keller is subject to an employment agreement with a term expiring September 30, 1999, which term automatically will extend for another year unless notice is given at least one year prior to the expiration date of the Agreement. The Bank is the beneficiary of a key-man life insurance policy on Mr. Keller with a benefit of $1.27 million.

Competition

      There can be no assurance that the Company will be able to compete effectively in the market that it serves. There is intense competition in California and elsewhere in the United States in attracting and retaining deposit accounts, and in making loans to small businesses and other borrowers. The Company experiences competition for deposit accounts primarily from other commercial banks, savings institutions, credit unions, insurance companies and money market and other mutual funds. With respect to the origination of loans and leases, the Company's primary competitors include other commercial banks, mortgage companies and savings institutions. Many of those competitors have greater financial, marketing and name recognition than the Company, and operate on a statewide or nationwide basis that may give them opportunities to realize greater efficiencies and economies of scale than the Company.

Potential Impact of Changes in Interest Rates

      The Company's profitability is primarily dependent on its net interest income, which is the difference between its interest income on interest-earning assets, such as loans, and its interest expense on interest-bearing liabilities, such as deposits. Financial institutions such as the Bank are affected by changes in general interest rate levels and by other economic factors. A significant increase in interest rates could adversely affect economic activity and the real estate markets in California and thereby reduce the demand for the Company's loans. In addition, the Company is exposed to interest rate risk, which arises from mismatches between repricing or maturity characteristics of assets and liabilities. Although the Company has structured its assets and liabilities in an effort to mitigate the impact of changes in interest rates on its income and portfolio value, there can be no assurance that the Company will not experience a material adverse effect on its net interest income or the net value of its assets in a changing rate environment. Fluctuations in interest rates are not predictable or controllable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."

Product Concentration

      The Company is a relatively undiversified financial institution. The Company's business primarily consists of attracting deposits through the Bank and using deposits to invest in loans, short-term investment securities and other permitted investments, with a particular emphasis on loans and other products for the small business customer.

      The Company makes a significant percentage of its loans and derives a significant percentage of its revenue under the loan programs of the U.S. Small Business Administration (the "SBA"). The Bank's SBA loan portfolio is composed of (i) loans made by the Bank and guaranteed by the United States Government to the extent of 75% to 90% of the principal and interest due on such loans (the "SBA 7(a)" loans) and (ii) loans made by the Bank in which the Bank takes a first trust deed (a senior security position) and another unrelated entity assumes a second trust deed (a subordinated security position) that is guaranteed by the SBA (the "SBA 504" loans). SBA loans in the Bank's loan portfolio at March 31, 1998 totaled $105.1 million, the substantial majority of which was unguaranteed. Generally, the Bank sells the government guaranteed portion of the SBA 7(a) loans to participants in the secondary market and retains servicing responsibilities and the unguaranteed portion of the loans. The total SBA 7(a) loan portfolio serviced by the Bank at March 31, 1998 was approximately $280.4 million and included in this amount was approximately $87.0 million representing the primarily unguaranteed portions of the SBA 7(a) loans retained by the Bank. Generally, the Bank sells its first trust deed related to the SBA 504 loans; however, on March 31, 1998, the Bank had retained $18.1 millionn in such interests, none of which was guaranteed by the SBA.

      In recent years, Congress has considered proposals to reduce substantially the scope of various SBA programs, the level of funding for the SBA and the attractiveness of the programs that the SBA may offer. Statutory or regulatory changes in those loan programs that reduce the availability of such loans, make them less attractive to borrowers or make them less profitable for lenders could have a material adverse effect on the Company's volume of originations and servicing of such loans, and its revenue derived from such sources. For additional information regarding the Company's SBA lending, see the Company's 1997 Annual Report of Form 10-K, as amended, for the year ended December 31, 1997 that is incorporated by reference herein. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."

Geographic Concentration

      Substantially all of the Company's business is located in California. As a result, the Company's financial condition and operating results are subject to changes in economic conditions in that region. In the mid-1990s, California experienced a significant and prolonged downturn in its economy, which adversely affected financial institutions, including the Company and its predecessors, whose operations are concentrated in that part of the state. Although the general economy in California has recovered substantially from that prolonged recession, the Company's financial condition and operating results are subject to changes in economic conditions in that region. Moreover, there can be no assurance that conditions will not worsen in the future and that such deterioration will not have a material adverse effect on the Company's financial condition or results of operations.

      In addition, a substantial portion of the Company's assets consist of loans secured by real estate in California. Historically, this area has experienced on occasion significant natural disasters, including earthquakes, brushfires and, recently, flooding attributed to the weather phenomenon known as "El Nino." Accordingly, the availability of insurance for losses from such catastrophes is limited. The occurrence of one or more such catastrophes could impair the value of the collateral for the Company's real estate secured loans and have a material adverse effect on the Company's financial condition and results of operations.

Year 2000 Compliance

      The "Year 2000" issue refers generally to the inability of information systems to recognize and process properly date-sensitive information as the year 2000 approaches. Although the Year 2000 issues affects most companies, the issue is particularly material to businesses such as financial service companies like the Company and its subsidiaries that are engaged in data-intensive operations. The Company believes that the plans developed to date by the Bank for addressing the Year 2000 issue will result in timely and adequate modifications of the Bank's systems and technology. Although final costs have yet to be determined, the Company estimates that the total costs incurred by the Bank during the two-year period 1998 to 2000 will be approximately $250,000, and none of those costs are expected to materially affect the Company's results of operations in any one reporting period. Actual results could vary significantly from such estimates once detailed test plans are developed, however. In addition, the Company's credit risk associated with its borrowers may increase as a result of problems such borrowers may have in resolving their own Year 2000 issues. Lastly, bank regulatory agencies, as part of their supervisory function, have recently issued guidance under which they are assessing and will assess Year 2000 readiness. The failure of a financial institution, such as the Company, to take appropriate steps to address deficiencies in its Year 2000 project management process may result in one or more regulatory enforcement actions which could have a material adverse effect on such institution. Such actions may include the imposition of civil money penalties, or result in the delay or denial of regulatory applications. The Company does not intend to obtain insurance against any Year 2000 risks.

Supervision and Regulation

      The Company and the Bank operate in a highly regulated environment and are subject to supervision and examination by various federal and state regulatory agencies. The Company, as a bank holding company, is subject to regulation and supervision primarily by the Federal Reserve, and the Bank, as a California-chartered commercial bank, is subject to supervision and regulation primarily by the Federal Reserve and the DFI, and secondarily, by the Federal Deposit Insurance Corporation (the "FDIC"). Federal and California laws and regulations govern numerous matters including maintenance of adequate capital and financial condition, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits, and restrictions on dividend payments. The federal and state regulatory agencies possess extensive discretion and powers to prevent or remedy unsafe or unsound practices or violations of law by banks and bank holding companies. The Company and the Bank also undergo periodic examinations by one or more regulatory agencies, which may subject them to changes in asset valuations, in amounts of required loss allowances and in operating restrictions resulting from the regulators' judgments based on information available to them at the time of their examination. The Bank's operations are also subject to a wide variety of state and federal consumer protection and similar statues and regulations. Those and other restrictions limit the manner in which the Company and the Bank may conduct business and obtain financing. The laws and regulations to which the Company and the Bank are subject can and do change significantly from time to time, and such changes could materially affect the Company's business, financial condition and operating results. See "Supervision and Regulation" in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. See "Documents Delivered with the Prospectus," "Available Information" and Incorporation of Certain Documents by Reference."

      In addition, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Changes in monetary policies may affect the interest rates the Bank must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks, including the Bank. See "-- Potential Impact of Changes in Interest Rates" above.

Risks Related to Series B Preferred Stock

      The Company has outstanding shares of Series B Preferred Stock having an aggregate liquidation preference of approximately $11.7 million. The terms of the Series B Preferred Stock provide that the holders will be paid quarterly cash dividends at a rate of 11.0% per annum, although a failure of the Company to declare and pay such dividends in cash does not, except in limited circumstances, give rise to any liability by the Company. See "Description of Capital Stock -- Preferred Stock" in the Company's Current Report on Form 8-K dated April 10, 1998, incorporated by reference herein. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference." Certain other rights, however, accrue to the holders of the Series B Preferred Stock if quarterly dividends thereon are not paid in cash, giving the Company an economic incentive to pay such cash dividends. While the Company's dividends on the Series B Preferred Stock are subordinate to the payment of interest on the Junior Subordinated Debentures and no such dividends may be paid during any Extension Period, the payment of dividends on the Series B Preferred Stock will constitute an additional demand on the Company's cash flow and retained earnings. See "-- Limited Liquidity to Pay Interest and Other Expenses; Prohibition on Dividends by the Bank to the Company Without Prior Regulatory Approval; Structural Subordination" above.

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures

      The ability of the Trust to pay amounts due on the Capital Securities is dependent solely upon the Company making payments on the Junior Subordinated Debentures as and when required. In addition, holders of Capital Securities may receive the Junior Subordinated Debentures on termination of the Trust. Accordingly, prospective purchasers of Capital Securities should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

      The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. As of the date of this Prospectus, the Company had approximately $540,000 of Senior Indebtedness outstanding, and neither the Indenture between the Company and Wilmington Trust Company as trustee thereunder (the "Indenture") under which the Junior Subordinated Debentures were issued, nor the Guarantee contains any limitation on the Company's ability to incur additional Senior Indebtedness in the future.

Option to Defer Interest Payments; Tax Consequences; Market Price Consequences

      The Company has the right under the Junior Subordinated Debentures and the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of Capital Securities are entitled will accumulate) at the rate of 11 3/4% per annum, compounded quarterly. Upon the termination of any Extension Period, the Company is obligated to pay to the Trust the full amount of interest on the Junior Subordinated Debentures that has been accrued and not paid and, upon receipt of such interest, the Trust is obligated to pay to the holders of the Trust Securities all Distributions that have been accumulated and not paid. Upon the payment in full of all such accrued and unpaid amounts, together with all amounts on the Junior Subordinated Debentures then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. During any such Extension Period, neither the Company nor any of its Subsidiaries may (i) declare or pay any dividend or distribution on, or redeem, repurchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks junior to or pari passu with the Junior Subordinated Debentures, other than in a Permitted Redemption or in certain other circumstances. As defined in the Indenture, a Permitted Redemption means a redemption of Class B Common Stock of the Company from any person that (x) owns less than 1% of the then-outstanding shares of the Company's Class B Common

Stock and (y) is not then, and has not been within the 12 months preceding such date, an officer or director of the Company; provided that a redemption or repurchase of Class B Common Stock shall not constitute a Permitted Redemption if the cumulative amount of all Permitted Redemptions (through and including the proposed redemption) exceeds $2.5 million. See "Description of the New Capital Securities -- Distributions" and "-- Deferral of Interest and Distributions."

      Should an Extension Period occur, a holder of Capital Securities will be required to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

      The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise its right to defer payments of interest in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Trust) may be more volatile than the market prices of other similar securities as to which the issuer does not have such right to defer interest payments.

Special Events; Special Redemption

      Upon the occurrence and continuation of a Regulatory Capital Event, Tax Event or Investment Company Event (as defined herein) (each, a "Special Event"), the Company has the right to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Capital Securities before, as well as on or after, June 6, 2007 at the Special Redemption Price. The exercise of such redemption right is subject to the Company having received prior approval from the Federal Reserve to do so if then required under applicable capital guidelines or policies. Any such Special Redemption may be in whole or in part, except that no partial Special Redemption may be effected which leaves outstanding less than $15,000,000 in aggregate principal amount of the Junior Subordinated Debentures. See "Description of the New Capital Securities -- Special Redemption."

      The term "Regulatory Capital Event" means the Company's delivery of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat all or any material portion of the investment represented by the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the federal bank regulatory agency(ies) then having jurisdiction over the Company.

      The term "Tax Event" means the receipt by the Trust of an opinion of counsel with a recognized tax practice, or an opinion of a nationally recognized accounting firm, to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision, agency or authority thereof, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges, or
(ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion will not be, deductible by the Company for United States federal income tax purposes.

      The term "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

      See "-- Possible Tax Law Changes Affecting the Capital Securities" below for a discussion of certain legislative proposals as well as a pending United States Tax Court case that might materially affect the tax consequences of the Junior Subordinated Debentures and therefore might give rise to a Tax Event, which would permit the Company to cause a Special Redemption of the Capital Securities prior to June 6, 2007.

Possible Tax Law Changes Affecting the Capital Securities

      In both 1996 and 1997, legislation was proposed (the "Proposed Legislation") that would have, among other things, denied a corporate issuer an interest deduction, for United States federal income tax purposes, for interest in respect of certain debt obligations similar to the Junior Subordinated Debentures. Although the Proposed Legislation was not enacted, there can be no assurance that future legislation will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transactions described herein. The actual or proposed adoption of such legislation could give rise to a Tax Event which would permit the Company to cause a redemption of the Capital Securities as described more fully under "Description of the New Junior Subordinated Debentures -- Redemption." See "Description of the New Capital Securities -- Redemption -- Special Redemption Upon Occurrence of Special Event," and "Certain United States Federal Income Tax Consequences -- Proposed Tax Law Changes."

      In addition to the actual or proposed adoption of future legislation, a Tax Event could result from a future administrative action or judicial decision whether or not directly involving the Company. In particular, there is a pending Tax Court case in which Enron Corporation has filed a petition challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that have some similarities to, but are different in several respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Company to cause a Special Redemption of the Capital Securities. See
"-- Special Events; Special Redemption," "Description of the New Junior Subordinated Debentures -- Redemption," "Description of New Capital Securities -- Redemption" and "Certain United States Federal Income Tax Consequences -- Classification of the Junior Subordinated Debentures" and
"-- Proposed Tax Law Changes."

Rights Under the Guarantee; Rights to Enforce the Junior Subordinated Debentures

      The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions to the date of payment to the extent that the Trust has funds on hand available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities. The holders of not less than a majority in interest of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee. In the event that the Company fails to make a payment required under the Guarantee, any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust or any other person or entity.

      If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event an Indenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of the Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of subrogation under the Indenture to the extent of any payment made by the Company to the holders of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the New Capital Securities -- Enforcement of Certain Rights of Holders of New Capital Securities." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Declaration.

Limited Voting Rights

      Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities or the Declaration, the exercise of the Guarantee and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures (including those relating to modification, waiver and enforcement of the terms of the Junior Subordinated Debentures). Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee (each as defined herein), and such voting rights are vested exclusively in the holder of the Common Securities, except upon the occurrence of certain limited events. See "Description of the New Capital Securities -- Voting Rights; Amendment of the Declaration."

Market Prices

      There can be no assurance as to the market prices for Capital Securities. Accordingly, the Capital Securities that an investor may purchase pursuant to the offer made hereby may trade at a discount to the price that such investor paid. As a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust) may be more volatile than the market prices of other debt securities that are not subject to such optional deferrals. See "-- Option to Defer Interest Payments; Tax Consequences; Market Price Consequences," above.

Consequences of a Failure to Exchange Old Capital Securities

      The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

      The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust. See "Description of the New Capital Securities."

      The Company has agreed that, if the Exchange Offer is not consummated within 30 days of the date of this Prospectus, cash penalty amounts may be payable by the Company to the holders of the Old Capital Securities. See "Description of the Old Securities" and "The Exchange Offer."

Absence of a Public Market

      The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and are subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. See "-- Consequences of a Failure to Exchange Old Capital Securities" above. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

      If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

      Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

      Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "The Exchange Offer" and "Plan of Distribution."

Exchange Offer Procedures

      Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. See "The Exchange Offer."

                                 USE OF PROCEEDS

      Old Capital Securities. The net proceeds from the issuance of the Old Capital Securities were utilized to fund a portion of the Eldorado Acquisition and related transaction expenses, and, to enable the Company and its bank subsidiaries to satisfy applicable regulatory capital requirements upon completion of the Eldorado Acquisition.

      New Capital Securities. Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. The New Capital Securities will be exchanged for Old Capital Securities in like Liquidation Amounts which will be retired and cancelled.

                       RATIO OF EARNINGS TO FIXED CHARGES
                        AND RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The Company's consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are set forth below.

                                                  Three
                                              months ended         Year ended
                                             March 31, 1998    December 31, 1997
                                             --------------    -----------------
Ratios of earnings to fixed charges:
    Including interest on deposits.........       1.54                1.32
    Excluding interest on deposits.........       3.71                3.67
Ratios of earnings to combined fixed
  charges and preferred stock
  dividend requirements:
    Including interest on deposits.........       1.47                1.27
    Excluding interest on deposits.........       2.97                2.83

      For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, the interest factor included in rents and an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, the interest factor included in rents, and an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements.

                              ACCOUNTING TREATMENT

      For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The New Capital Securities will be presented as a liability in the consolidated balance sheet of the Company as a separate line item under the caption "Subordinated Debentures" and appropriate disclosures about the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the New Capital Securities as an interest expense in its consolidated statements of income.

                              REGULATORY TREATMENT

      The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Company expects that the New Capital Securities will be treated as Tier 1 capital of the Company for such purposes. See "Supervision and Regulation" in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."

                                 CAPITALIZATION

      Set forth below is a table showing the Company's capitalization and regulatory capital ratios as of March 31, 1998.

                                                                                            As of
                                                                                       March 31, 1998
                                                                                    (Dollars in thousands)
Guaranteed preferred beneficial interests in
          the Company's Junior Subordinated Debentures..............................       $27,657

Shareholders' equity:
          Preferred Stock, Series B; 116,600 shares authorized,
                 116,593 shares issued and outstanding..............................        11,659
          Preferred Stock, Series E; 40,000 shares authorized,
                 none issued and outstanding........................................            --
          Preferred Stock, undesignated series; 1,343,400 shares
                 authorized, none issued and outstanding............................            --
          Voting Special Common Stock, par value $.01; 4,825,800 shares
                 authorized, 4,402,868 shares issued and outstanding................            44
          Non-Voting Special Common Stock, par value $.01; 4,825,800 shares
                 authorized, 422,850 shares issued and outstanding..................             4
          Class B Common Stock, par value $.01; 35,000,000 shares
                 authorized, 13,521,679 shares issued and outstanding...............           135
          Class C Common Stock, par value $.01; 15,000,000 shares
                 authorized, none issued and outstanding............................            --
          Additional paid-in capital................................................        83,855
          Retained earnings (deficit)...............................................         1,895
          Unearned compensation.....................................................        (1,383)
          Unrealized gain on securities available for sale..........................            50
                                                                                         ---------
                 Total shareholders' equity.........................................        96,259
                                                                                         ---------
Total capitalization................................................................      $123,916
                                                                                         =========

Capital ratios:
          Tier 1 Leverage Ratio.....................................................          6.9%
          Tier 1 Risk-Weighted Ratio................................................          8.8%
          Total Risk-Weighted Ratio.................................................         10.0%

                                    THE TRUST

      The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to the Declaration and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company holds Common Securities in an aggregate Liquidation Amount of at least 3% of the Trust's total capital. The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Old Junior Subordinated Debentures, and accordingly the assets of the Trust consist solely of the Old Junior Subordinated Debentures. Upon completion of the Exchange Offer, the Trust will consist solely of the New Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities and effecting the Exchange Offer for the New Capital Securities, (ii) investing the gross proceeds of the Trust Securities in the Old Junior Subordinated Debentures, (iii) exchanging the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures, and (iv) engaging in only those other activities necessary or incidental thereto.

      Pursuant to the Declaration and as of the date of purchase of Capital Securities by the initial purchaser thereof, there are five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of, or who are affiliated with, the Company. The fourth Trustee must be an entity that maintains its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law (the "Delaware Trustee"). Wilmington Trust Company has served as Delaware Trustee since the initial date of purchase of the Old Capital Securities and will so serve until removed or replaced by the holder of the Common Securities. From and after the initial date of purchase of the Old Capital Securities, the fifth Trustee under the Declaration will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). Wilmington Trust Company currently serves as the Property Trustee and will so serve until removed or replaced by the holder of the Common Securities. Wilmington Trust Company has served as trustee under the Guarantee will also act as trustee under the New Guarantee (the "Guarantee Trustee").

      Pursuant to the Declaration, the Property Trustee will hold title to the New Junior Subordinated Debentures for the benefit of the holders of the Trust Securities, and will have the power to exercise all rights, powers and privileges with respect to the New Junior Subordinated Debentures under the Indenture (as defined below) as the holder of the New Junior Subordinated Debentures. In addition, unless the Property Trustee has appointed the Company or a third party to act as Paying Agent with respect to the Distributions due on the Trust Securities (which appointment of the Company must be terminated upon the demand of the holders of a majority in Liquidation Amount of the Trust Securities), the Property Trustee will also maintain exclusive control of a segregated bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities.

      The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least three; and provided further that at least one Trustee shall be a Delaware Trustee, at least one Trustee shall be a Property Trustee and at least one Trustee shall be a Regular Trustee.

      The Company has agreed in the Indenture to pay, as borrower, all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust), and is responsible for all debts and obligations of the Trust (other than with respect to the New Capital Securities).

      The rights of the holders of the New Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the terms of which are incorporated therein by reference. See "Description of the New Capital Securities." The Declaration and the New Guarantee also incorporate by reference the terms of the Trust Indenture Act.

      The location of the principal executive office of the Trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, with an office c/o Commerce Security Bancorp, Inc., 24012 Calle de la Plata, Suite 150, Laguna Hills, CA 92653; and its telephone number at that address is (714) 699-4344.

                                   THE COMPANY

      CSBI is a Delaware corporation and registered bank holding company under the BHC Act. Through its bank subsidiary, Eldorado Bank, the Company offers commercial banking products and services to small- and medium-sized businesses and retail customers from 17 full service branches located primarily in the Orange County, San Diego County and Sacramento areas of California. The Company's products include commercial, consumer and real estate loans, a full range of deposit products and other non-deposit banking services, as well as small equipment leases and single-family residential mortgages. As of March 31, 1998, the Company, on a consolidated basis, had total assets of $1 billion, total deposits of $823.5 million and total shareholders' equity of $96.3 million.

      A key element of the Company's strategic plan focuses on building profitability through acquisitions of community banks primarily, but not exclusively, in and around its Southern California base, including banks which are or recently were in troubled condition, and seeking to increase the earnings of the banks it has acquired through a combination of expense reduction programs, merger synergies, improvements in asset quality and strengthening of capital position. Since September 1995, the Company has completed three acquisitions increasing the Company's assets by over $840 million, Eldorado Acquisition completed on June 6, 1997. Effective June 30, 1997, the Company consolidated via mergers into the Bank the respective operations of its other subsidiaries. The Old Capital Securities were originally issued to finance a portion of the purchase price for the Eldorado Acquisition.

      The Company's principal place of business is 24012 Calle de la Plata, Suite 150, Laguna Hills, CA 92653; and its telephone number at that address is
(714) 699-4344.

      For more information about the Company, reference is made to the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, incorporated herein by reference. See "Documents Delivered with the Prospectus," "Available Information" and "Incorporation of Certain Documents by Reference."

                               THE EXCHANGE OFFER

Purpose and Effect

      In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the initial purchasers of the Old Capital Securities, pursuant to which the Company and the Trust agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by September 10, 1998, then the Company will pay additional interest (the "Additional Interest") on the Junior Subordinated Debentures and corresponding additional Distributions ("Additional Distributions") will become payable on the Trust Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default at a rate of 0.50% per annum. The amount of the Additional Interest (and corresponding Additional Distributions) will further increase at a rate of 0.25% per annum with respect to each subsequent 90- day period until all Registration Defaults have been cured, up to a maximum rate of Additional Interest (and corresponding Additional Distributions) of 1.0% per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest (and corresponding Additional Distributions) will cease. Any amounts of Additional Interest (and corresponding Additional Distributions) will be payable in cash on the same original Interest Payment Dates as regular payments of interest on the Junior Subordinated Debentures. The amount of Additional Interest (and corresponding Additional Distributions) will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Junior Subordinated Debentures multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

      The Exchange Offer is not being made to, nor will the Company or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder.

      Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and $27,657,000 of the Old Junior Subordinated Debentures, of which $28,513,000 aggregate principal amount is outstanding, for like aggregate principal of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange

      The Company and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $27,657,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $27,657,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in any integral multiple of $1,000. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $27,657,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration of Trust, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities." If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses" below.

      NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEES OF THE TRUST MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments


      The term "Expiration Date" means 5:00 p.m., New York City time, on September 14, 1998 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company and the Trust expressly reserve the right, using their reasonable discretion and subject to applicable law and the terms of the Registration Rights Agreement, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights" below, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a change, or if the Company and the Trust waive a condition of the Exchange Offer, the Company or the Trust shall, to the extent required by applicable law, including the undertakings set forth in the Registration Statement, promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.



      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


Acceptance for Exchange and Issuance of New Capital Securities

      Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date. In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

      Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company or the Trust's rights described herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights" below.

      Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

      Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

            (i) such tenders are made by or through an Eligible Institution;

            (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

            (iii) the certificates representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities and other required documents are received by the Exchange Agent.

      The acceptance by the Company and the Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Trust, proper evidence satisfactory to the Company or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

      The Company and the Trust are making the Exchange Offer for the Old Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Such a secondary resale must be made by delivery of a prospectus containing the selling securityholder information required by Item 507 of Regulation S-K of the Act. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Notwithstanding the foregoing, however, such a broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such

Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on the New Capital Securities


      Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after July 15, 1997. However, because Distributions on the New Capital Securities will accumulate from the last Distribution Date on the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.


Conditions to the Exchange Offer

      Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

            (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

            (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

            (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

            (d) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose; or

            (e) any change, or any development involving a prospective change, in the business or financial affairs of the Company or the Trust or any of their subsidiaries have occurred which, in the sole judgment of the Company and the Trust, would reasonably be expected to cause the Company to amend this Prospectus or otherwise materially impair the ability of the Company or the Trust to proceed with the Exchange Offer.

      If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:


                            Wilmington Trust Company
                         Stock Transfer/Corporate Trust
                               Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19899
                            Telephone: (302) 651-1562
                            Facsimile: (302) 651-1079


Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

      The Company is obligated to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company is also obligated to pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF NEW CAPITAL SECURITIES

      The Regular Trustees, on behalf of the Trust, have issued the Old Capital Securities and the Old Common Securities, and will issue the New Capital Securities, pursuant to the terms of the Declaration. The New Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the New Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, a copy of which is available to any beneficial owner or a prospective purchaser of New Capital Securities upon request to the Company, and to the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference. The term "Capital Securities" used in this section refers to the New Capital Securities, which have substantially identical terms to the Old Capital Securities. See "Description of Old Securities". The term "Guarantee" refers to the New Guarantee, which has identical terms to the Old Guarantee. See "Description of the New Guarantee."

General

      The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the New Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will be executed by the Company for the benefit of the holders of the Capital Securities, and is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of the New Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the New Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), will constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

      Holders of the Capital Securities have no preemptive or similar rights.

Distributions


      Distributions on each Capital Security are payable at an annual rate of 11 3/4% of the Liquidation Amount of the Capital Securities, payable quarterly in arrears on the 30th day of March, June, September and December of each year, commencing on September 30, 1998. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.


      In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day unless such succeeding Business Day falls in the subsequent calendar year, in which event payment shall be made on the next preceding day that is a Business Day (and without any additional interest or other adjustment to the amount of the Distributions in respect of any such delayed or accelerated payment), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of Huntington Beach, California or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

      Distributions on the Capital Securities (other than distributions on a Redemption Date (as defined below)) are payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the fifteenth day of the month of the relevant Distribution Date or such other date as the Property Trustee may fix in its discretion with notice to the holders of the Capital Securities. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

      Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities is limited to payments under the New Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of the New Junior Subordinated Debentures." If the Company does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

Deferral of Distributions

      The Company has the right under the Indenture to defer payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. As a consequence of any such extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Such deferred Distributions will accumulate and compound quarterly to the extent permitted by applicable law at the rate of 11 3/4% per annum from the relevant payment date for such Distributions. The term "Distributions" as used herein includes any such compounded amounts unless the context otherwise requires. The terms of the New Junior Subordinated Debentures will prohibit the Company from taking certain actions during an Extension Period, such as making distributions in cash to holders of securities ranking junior to the Capital Securities. See "Description of the New Junior Subordinated Debentures."

      Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period, the Company will be obligated to pay the full amount of interest on the New Junior Subordinated Debentures that has been accrued and not paid. Provided that the Company has paid such accrued and unpaid interest to the Trust, upon the termination of any Extension Period the Trust will pay to the holders of Trust Securities the amount of all Distributions that were accrued and not paid during such Extension Period. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and all amounts then due on any current Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of the New Junior Subordinated Debentures -- Option to Extend Interest Payment Period." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the New Junior Subordinated Debentures, although there can be no assurance that it will not exercise such right.

Redemption

      Redemption at Option of Company or upon Stated Maturity. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to June 6, 2007. On and after June 6, 2007, the Capital Securities will be redeemed (an "Optional Redemption") if and to the extent that the Company redeems the New Junior Subordinated Debentures (in whole or in part) or upon the repayment of the New Junior Subordinated Debentures at Stated Maturity. The price at which the Capital Securities would be so redeemed will include an allocable portion of an Optional Redemption Premium payable under the terms of the New Junior Subordinated Debentures if the redemption is effected before June 6, 2017. See "Description of the New Junior Subordinated Debentures." Upon the repayment or redemption, in whole or in part, of the New Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided by the terms of the New Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption (the "Redemption Date"). If less than the full principal amount of the New Junior Subordinated Debentures is to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated pro rata among all Trust Securities then outstanding.

      Special Redemption upon Occurrence of Special Event. If a Regulatory Capital Event, Tax Event or Investment Company Event (each, a "Special Event") shall occur and be continuing, the Company has the right, subject to the receipt of any necessary prior approval from the Federal Reserve, to either (i) redeem the New Junior Subordinated Debentures (a "Special Redemption") at the Special Redemption Price (as defined below; see "Description of the New Junior Subordinated Debentures -- Redemption") and thereby cause a mandatory redemption of the Capital Securities before, as well as on or after, June 6, 2007, or (ii) to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the New Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. Any such Special Redemption may be in whole or in part, except that no partial Special Redemption may be effected which leaves outstanding less than $15.0 million in aggregate principal amount of the New Junior Subordinated Debentures. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures to the holders of Trust Securities should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences -- Distribution of the New Junior Subordinated Debentures or Cash upon Liquidation of the Trust."

      If, upon the occurrence of a Special Event, the Company does not redeem the Junior Subordinated Debentures in full or distribute the New Junior Subordinated Debentures to the holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the New Junior Subordinated Debentures, whether at their Stated Maturity or earlier redemption. The Indenture provides, however, that if as a consequence of a Tax Event the Trust has become subject to any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) ("Additional Taxes"), the Company will be obligated to pay such Additional Taxes to which the Trust has become subject.

      The term "Regulatory Capital Event" means the Company's delivery of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat all or any material portion of the investment represented by the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the federal bank regulatory agency(ies) then having jurisdiction over the Company.

      The term "Tax Event" means the receipt by the Trust of an opinion of counsel with a recognized tax practice, or an opinion of a nationally recognized accounting firm, to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision, agency or authority thereof, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debentures, (ii) interest payable by the Company on the New Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      The term "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

      Redemption Procedures. Capital Securities redeemed on each Redemption Date (whether pursuant to an Optional Redemption or a Special Redemption) will be redeemed at the redemption price in respect of the New Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the New Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "- Subordination of Common Securities."

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. On the Redemption Date fixed in any such notice of redemption, if (or to the extent) the Capital Securities continue to be held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. If (or to the extent) the Capital Securities are then held in book-entry form, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") or its nominee funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "-- Conversion to Book-Entry Issuance." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      The Trust may not redeem fewer than all of the outstanding Capital Securities in an Optional Redemption or a Special Redemption unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly distribution periods terminating on or prior to the date of redemption. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be allocated pro rata among all Trust Securities then outstanding. Unless the Capital Securities are then held in book-entry form, the particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the Liquidation Amount thereof to be redeemed. If the Capital Securities are then held in book-entry form, beneficial interests in the global Capital Security will be redeemed pro rata and in accordance with standard DTC procedures. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

      Acquisition of Capital Securities by the Company. Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, the Trust Securities shall be made pro rata based on the Liquidation Amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

Liquidation Distribution Upon Dissolution

      Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the New Junior Subordinated Debentures; (ii) the distribution of the New Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities following the election by the Company, as sponsor, to dissolve the Trust; (iii) certain events of bankruptcy, dissolution or liquidation of the Company; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

      If an early dissolution occurs as described in clause (ii), (iii), or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

      After the liquidation date is fixed for any distribution of the New Junior Subordinated Debentures to holders of the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) if (or to the extent) the Capital Securities are then held in book-entry form, DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the New Junior Subordinated Debentures to be delivered upon such distribution, and (iii) if (or to the extent) the Capital Securities continue to be held in certificated form, certificates representing such Capital Securities will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee (as defined herein) will authenticate, a certificate representing such New Junior Subordinated Debentures.

Trust Enforcement Events

      An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

      Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the New Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the New Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

      If the Property Trustee fails to enforce its rights with respect to the New Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may, to the extent permissible under applicable law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such New Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on New Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the New Junior Subordinated Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of such payment on New Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

Voting Rights; Amendment of the Declaration

      Except as described below and under "Description of the New Guarantee" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

      So long as the Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such New Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all New Junior Subordinated Debentures is due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the New Junior Subordinated Debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of the New Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the New Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

      The Declaration may be amended from time to time by the Company and a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority in Liquidation Amount of the outstanding Capital Securities and Common Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided, further that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and

Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

      Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

      Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

      The Company, as borrower, has agreed in the Indenture to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Trust might become subject so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had such costs or expenses been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person or entity to which any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Registrar and Transfer Agent

      The Property Trustees, on behalf of the Trust, act as registrar and transfer agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered any transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.

Conversion to Book-Entry Issuance

      The Capital Securities initially will be issued in certificated form. Upon the request of a majority in Liquidation Amount of the Capital Securities, the Trust will cause one or more Capital Securities in registered, global form (collectively, the "Global Capital Security") to be deposited with DTC or a custodian therefor, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participating organization in DTC (each, a "Participant"). Contemporaneously with such deposit, each holder of Capital Securities will be permitted (but will not be obligated to) exchange its Capital Securities theretofore held in certificated form for book-entry interests in such Global Capital Security, directly if such holder is a Participant or indirectly though a direct Participant. Owners of interests in a Global Capital Security will not have Capital Securities registered in their name and will not be considered the registered owners or holders thereof for any purpose.

      The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving payments in respect thereof, and for any and all other purposes. Payments in respect of any Global Capital Security registered in the name of DTC or its nominee will therefore be payable by the Property Trustee to DTC in its capacity as the registered holder. Consequently, neither the Property Trustee nor any agent thereof will have any responsibility or liability for (i) any aspect of DTC's or any Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's or any such Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date. Payments by Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Transfers between Participants in DTC will be effected in accordance with DTC's procedures. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Information Concerning the Property Trustee

      The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action or construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities, and will have no liability except for its own bad faith, negligence or willful misconduct.

Payment and Paying Agency

      The Property Trustee may authorize one or more persons (each, a "Paying Agent") to act as Paying Agent for purposes of all payments in respect of Capital Securities held in certificated form. The Paying Agent may be the Company unless (a) an Indenture Event of Default has occurred or (b) two-thirds in Liquidation Amount of the Trust Securities have directed the Property Trustee not to permit the Company to act as Paying Agent. The Paying Agent shall initially be the Company. Payments in respect of any Global Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC.

Mergers, Consolidations, Amalgamation or Replacements of the Trust

      The Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee, merge with or into, consolidate or amalgamate with, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State (any of the foregoing being referred to herein as a "Merger"); provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Capital Securities or any Successor Securities will continue to be listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Capital Securities were listed or quoted immediately prior to such Merger, and (iv) if the Capital Securities have been rated by one or more nationally recognized statistical rating organizations, such Merger does not cause the Capital Securities (including any Successor Securities) to be downgraded by any such organization,
(v) such Merger does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such Merger, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such Merger does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such Merger, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes,
(viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, and (ix) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Trust Securities, engage in any Merger if such Merger would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause any holder of Trust Securities not to be treated as owning an undivided interest in the New Junior Subordinated Debentures.

Merger or Consolidation of Trustees

      Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

Miscellaneous

      The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the New Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities. The Trust may not borrow money, issue debt, mortgage nor pledge any of its assets.

                DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

      The New Junior Subordinated Debentures are to be issued under a Junior Subordinated Indenture (the "Indenture") between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the New Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Where used in this section, the term "Junior Subordinated Debentures" refers to the New Junior Subordinated Debentures and the term "Capital Securities" refers to the New Capital Securities, unless in either case the context otherwise required.

General


      Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Old Junior Subordinated Debentures issued by the Company. The New Junior Subordinated Debentures will be in the principal amount equal to the aggregate liquidation amount of the New Capital
Securities plus the Company's current investment in the Common Securities.
The Junior Subordinated Debentures will bear interest at an annual rate of 11 3/4%, payable quarterly in arrears on the 30th day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing September 30, 1998, to the person in whose name the Junior Subordinated Debentures are registered, subject to certain exceptions, as of the close of business on the fifteenth day of the month of the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day unless such succeeding Business Day falls in the subsequent calendar year, in which event payment shall be made on the next preceding day that is a Business Day (and without any additional interest or other adjustment in respect of any such delay or acceleration), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate of 11 3/4% per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable.


      The Junior Subordinated Debentures will mature on June 6, 2027 (the "Stated Maturity").

      The Junior Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Indebtedness (as defined below) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "- Subordination." The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Option to Extend Interest Payment Period

      So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate of 11 3/4% per annum, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of the Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as original issue discount) for United States federal income tax purposes prior to the receipt of the cash related to such interest income. See "Certain United States Federal Income Tax Consequences - Interest Income and Original Issue Discount."

      During any such Extension Period, the Company may not, and may not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends, distributions or other payments in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans, or (e) Permitted Redemptions of the Company's common stock). As defined in the Indenture, a Permitted Redemption means a redemption of Class B Common Stock of the Company from any person that
(x) owns less than 1% of the then-outstanding shares of the Company's Class B Common Stock and (y) is not then, and has not been within the 12 months preceding such date, an officer or director of the Company; provided that a redemption or repurchase of Class B Common Stock will not constitute a Permitted Redemption if the cumulative amount of all Permitted Redemptions (through and including the proposed redemption) exceeds $2.5 million.

      Whether or not an Extension Period is then in effect, the Company is not required to obtain the consent of either the holder of the Junior Subordinated Debentures or the holders of the Capital Securities prior to any merger or reorganization to which the Company is a party or prior to any sale of assets by the Company; provided, however, that the Indenture requires that the resulting entity of any such merger or reorganization or any acquiror of the assets of the Company substantially as an entirety must expressly assume the Company's obligations under the Junior Subordinated Debentures and the Indenture. See "-- Consolidation, Merger, Sale of Assets and Other Transactions by the Company."

      Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid together with all amounts then due on any current Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give notice of its election to initiate an Extension Period at least one Business Day prior to the record date applicable to the then-current Interest Payment Period. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Trust Securities.

Redemption

      Optional Redemption. The Junior Subordinated Debentures will not be redeemable prior to June 6, 2007 unless a Special Event has occurred. The Junior Subordinated Debentures will be redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Federal Reserve, on or after June 6, 2007 in whole or in part, at the redemption prices set forth below (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on June 6 of the years indicated on the following page:

         2007...............................................105.875%
         2008...............................................105.288%
         2009...............................................104.700%
         2010...............................................104.113%
         2011...............................................103.525%
         2012...............................................102.938%
         2013...............................................102.350%
         2014...............................................101.763%
         2015...............................................101.175%
         2016...............................................100.588%

      On or after June 6, 2017, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption.

      Special Redemption. The Junior Subordinated Debentures will also be redeemable at any time, subject to any necessary prior approval of the Federal Reserve, in whole or in part (provided, however, that no such partial redemption shall be effected that leaves outstanding less than $15,000,000 in aggregate principal amount of the Junior Subordinated Debentures), following the occurrence of a Special Event, at a redemption price (the "Special Redemption Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable with respect to an Optional Redemption effected on June 6, 2007, together with scheduled payments of interest accruing from the date of the Special Redemption to such date (the "Remaining Life"), discounted to the date of the Special Redemption on a quarterly basis (assuming a 360-day year consisting of 30-day months) at a rate equal to the Special Redemption Discount Rate, plus, in each case, accrued interest thereon to the date of prepayment.

      The "Special Redemption Discount Rate" means, with respect to any Special Redemption, a rate determined by the Quotation Agent equal to the Treasury Rate as of the third Business Day prior to the applicable Redemption Date, plus (i) if the Redemption Date is on or before June 6, 1998, 4.75% (475 basis points), or (ii) if the Redemption Date is after June 6, 1998, 4.00% (400 basis points).

      "Treasury Rate" means the yield to maturity under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the United States Treasury security of the maturity nearest the Remaining Life (or, if no maturity is within three months before or after the Remaining Life, yields for the two maturities most closely corresponding to the Remaining Life, interpolated or extrapolated as stated above), as determined by the Quotation Agent. "Quotation Agent" means a primary dealer in U.S. Government securities reasonably designated by the Company.

      If the Junior Subordinated Debentures are redeemed, the Trust must redeem Capital Securities and Common Securities, on a pro rata basis, having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed. See "Description of the Capital Securities - Redemption." Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Certain Covenants of the Company

      The Company has covenanted in the Indenture that, if and so long as the Trust is the holder of all the Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

      The Company has also covenanted in the Indenture that neither the Company nor any of its subsidiaries will take any of the actions that are prohibited to the Company and its subsidiaries under the Indenture during an Extension Period (see "-- Option to Extend Interest Payment Period") if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (x) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to the Junior Subordinated Debentures and (y) in respect of which the Company shall not have taken reasonable steps to cure, or (z) the Company shall be in default with respect to its payment of any obligations under the Guarantee. Further, the Company has covenanted in the Indenture that (a) it will, subject to certain exceptions, provide certain financial information, including yearly audited financial statements and copies of the Company's quarterly filings with the SEC or quarterly "management letters," to holders of Capital Securities owning Capital Securities having an aggregate Liquidation Amount that, when added to the Liquidation Value of any shares of the Company's Series B Preferred Stock then held by such holder, equals or exceeds $1,000,000, and (b) if the Company is not then subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will make available to any holder of Capital Securities (and to any prospective purchaser of such Capital Securities) the information required pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, in connection with any sale of such Capital Securities.

Subordination

      In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder are and will be subordinated to and junior in right of payment to all Senior Indebtedness of the Company to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of the Junior Subordinated Debentures (including the Property Trustee on behalf of the holders of Trust Securities) will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness will not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business. No cash payments on account of principal of or interest, if any, on the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to the Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holder of such Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on such Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

      No payments on account of principal of, or premium or interest on, the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent: (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;
(iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided, however, that Senior Indebtedness does not include obligations referred to in clauses (i) through (vii) that, (a) by their terms, are expressly stated to rank pari passu in right of payment with, or to be not superior in right of payment to, the Junior Subordinated Debentures, (b) when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, were without recourse to the Company, (c) consist of obligations of the Company to any of its subsidiaries, (d) consist of obligations to any employee of the Company, or (e) consist of obligations in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

      As a holding company, the ability of the Company to make payments of interests and principal on the Junior Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from the Bank, which currently is the Company's only subsidiary. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other payments to the Company. On a pro forma basis at December 31, 1997, the Bank could not pay dividends to the Company without prior regulatory approval. In addition, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities are effectively subordinated to all existing and future liabilities and obligations of the Bank and of any other future subsidiary of the Company, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. As of March 31, 1998, the Bank had indebtedness and other liabilities (including deposit liabilities) of approximately $870.5 million.

Indenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

            (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

            (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

            (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures; or

            (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of all outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of all outstanding Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures then outstanding, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

      In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

      If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

Consolidation, Merger, Sale of Assets and Other Transactions by the Company

      The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) if the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; (iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding; and (v) certain other conditions as prescribed in the Indenture are met.

Modification of Indenture

      From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debentures so affected, (i) change the stated maturity of any Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of the Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Defeasance and Discharge

      The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of the Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including certain of those described in the second paragraph under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holder(s) of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by the Company from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

Distributions of the Junior Subordinated Debentures

      Under certain circumstances involving the termination of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in certificated form if (or to the extent) the Capital Securities were in certificated form immediately prior to such distribution, and will be issued in the form of global securities if (or to the extent) the Capital Securities were in the form of global securities. DTC, or any successor depositary, will act as depositary for any such global securities. It is anticipated that the depositary arrangements for such global securities would be substantially identical to those then in effect for the Capital Securities.

      There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities. See "Risk Factors."

Payment and Paying Agents

      The Company initially will act as Paying Agent with respect to the Junior Subordinated Debentures except that, if the Junior Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee may rescind the Company's appointment as Paying Agent and shall rescind such appointment if so demanded by a majority in principal amount of the Junior Subordinated Debentures. Subject to the immediately preceding sentence, the Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

      Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Information Concerning the Indenture Trustee

      The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

      The Indenture and the Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF NEW GUARANTEE

      The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Old Capital Securities. As soon as practicable after the Expiration Date, the Old Guarantee will be exchanged by the Company for the New Guarantee. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under the New Guarantee. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.

General

      The Company has irrevocably and unconditionally agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accrued and unpaid Distributions required to be paid on the New Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any New Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the aggregate liquidation amount of the New Capital Securities and all accrued and unpaid Distributions thereon to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable New Capital Securities or by causing the Trust to pay such amounts to such holders.

      The New Guarantee is an irrevocable guarantee, on a subordinated basis as described herein, of the Trust's obligations under the New Capital Securities but will apply only to the extent that the Trust has sufficient funds available to make such payments. If the Company does not make interest payments on the New Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the New Capital Securities and will not have funds legally available therefor.

Ranking and Status of the New Guarantee

      The New Guarantee constitutes an unsecured obligation of the Company, ranking subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the New Junior Subordinated Debentures. The New Guarantee does not place a limitation on the amount of additional Senior Indebtedness or other debt that may be incurred by the Company.

      The New Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the New Junior Subordinated Debentures to the holders of the New Capital Securities in exchange for all of the New Capital Securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding New Capital Securities. In connection with any amendment of the New Guarantee, the Company is required to deliver to the Indenture Trustee an opinion of counsel with a recognized tax practice or an opinion of a national and recognized accounting firm to the effect that such amendment will not result in a taxable event for United States federal income tax purposes to holders of New Capital Securities (or the New Junior Subordinated Debentures, if the New Capital Securities are no longer outstanding). All guarantees and agreements contained in the New Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the registered holders of the New Capital Securities then outstanding.

Events of Default

      An event of default under the New Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate Liquidation Amount of the New Capital Securities have the right to initiate and conduct any proceeding for any remedy available to the Guarantee Trustee under the New Guarantee or to direct the exercise of any trust or power conferred on the Guarantee Trustee or any other person or entity.

      In the event the Company fails to make a Guarantee Payment, any registered holder of New Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person.

      The Company, as guarantor, is obligated to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with the conditions and covenants applicable to it in the New Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the New Guarantee, undertakes to perform only such duties as are specifically set forth in the New Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of any New Capital Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the New Guarantee

      The New Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all of the New Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of the New Junior Subordinated Debentures to the holders of the New Capital Securities in exchange for all of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

Governing Law

      The New Guarantee will be governed by and construed in accordance with the laws of the State of Delaware.

                 RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES,
          THE NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

General

      Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the New Guarantee." If and to the extent that the Company does not make payments under the New Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the New Capital Securities. The New Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of New Capital Securities may institute a legal action directly against the Company under the Indenture to enforce payment of the Company's obligations under the New Junior Subordinated Debentures having a principal amount equal to the aggregate

Liquidation Amount of such holder's New Capital Securities. Taken together, the Company's obligations under the New Junior Subordinated Debentures, the Indenture and the New Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the New Capital Securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes such guarantee; it is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the New Capital Securities. The obligations of the Company under the New Guarantee and the New Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because (i) the principal amount of the New Junior Subordinated Debentures is equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures match the rate at which Distributions are required to be made and match the Distribution and other payment dates for the related New Capital Securities;
(iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the New Capital Securities; and
(iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

      Notwithstanding anything to the contrary in the Indenture, the Company has a right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently with the date of such payment making, a related payment under the New Guarantee.

Enforcement Rights of Holders of New Capital Securities

      A holder of New Capital Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust or any other person or entity.

      A default or event of default under any Senior Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the New Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

Limited Purpose of Trust

      The New Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the New Capital Securities and the Common Securities and investing the proceeds thereof in the New Junior Subordinated Debentures. A principal difference between the rights of a holder of New Capital Securities and a holder of the New Junior Subordinated Debentures is that a holder of the New Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on the New Junior Subordinated Debentures so held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the New Guarantee) if and to the extent the Trust had funds available for the payment of such Distributions.

Rights Upon Termination

      Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the New Junior Subordinated Debentures, the holders of the New Capital Securities will be entitled to receive, out of assets held by the Trust, a liquidation distribution in cash. See "Description of the New Capital Securities - Liquidation Distribution upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the New Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the New Capital Securities), the positions of a holder of New Capital Securities and a holder of the New Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                        DESCRIPTION OF THE OLD SECURITIES

      The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, as described in the immediately following sentence; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon, as described in the immediately following sentence. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to September 10, 1998, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective in a timely manner, then the Company will pay Additional Distributions to each holder of Capital Securities in the manner set forth in "Exchange Offer -- Purpose and Effect" herein. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of the New Securities."

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following summary describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (defined below) who purchase the Capital Securities in the Offering. As used herein, a "United States Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to United States federal income tax regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or if a trustee so elects for taxable years ending after August 20, 1996), a "United States Holder" shall include any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all of the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt holders. In addition, this summary does not include any description of any alternative minimum tax consequences or of the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions expressed herein (including those of Tax Counsel (as defined herein)) are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised the Company that it is of the view that, if challenged, the opinions of Tax Counsel expressed herein would be sustained by a court having jurisdiction in a properly presented case.

      HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE CAPITAL SECURITIES - REDEMPTION - SPECIAL REDEMPTION UPON OCCURRENCE OF SPECIAL EVENT."

Classification of the Trust

      In connection with the issuance of the Capital Securities, Nutter, McClennen & Fish, LLP, Boston, Massachusetts ("Tax Counsel") is of the opinion that, under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, Tax Counsel is of the opinion that, for United States federal income tax purposes, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures.

Classification of the Junior Subordinated Debentures

      The Company, the Trust and the holders of the Capital Securities (by the acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. There is no direct authority addressing the characterization of the Junior Subordinated Debentures, and neither the Company nor the Trust intends to request a ruling from the Internal Revenue Service or obtain from tax counsel or its tax accountant an opinion concerning the characterization of the Junior Subordinated Debentures. In a case currently pending in the United States Tax Court, Enron Corp. v. Commissioner, Dkt. No. 6149-98 ("Enron"), the taxpayer is challenging the proposed disallowance by the Internal
Revenue Service of the deduction of interest expense on securities issued in 1993 and 1994 that have some similarities to, but are different in several respects from, Junior Subordinated Debentures. A decision by the Tax Court in Enron that the securities involved therein are not properly classified as indebtedness for federal income tax purposes could adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment described herein. Thus, such a decision could give rise to a Tax Event, which would permit the Company to cause the redemption of the Capital Securities or to terminate the Trust and distribute the Junior Subordinated Debentures to the holders of the Trust Securities in liquidation of the Trust upon receiving an opinion of counsel, as described more fully under "Description of the New Junior Subordinated Debentures -- Redemption." See "Description of the New Capital Securities -- Redemption -- Special Redemption Upon Occurrence of Special Event."

      The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

Interest Income and Original Issue Discount

      Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

      Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company believes that the Junior Subordinated Debentures will not be treated as issued with original issue discount ("OID") within the meaning of section 1273 (a) of the Code. If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become an OID instrument at such time and the holder of the Junior Subordinated Debentures and, consequently, holders of the Capital Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and any de minimis OID on the Junior Subordinated Debentures) on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code) during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as an OID instrument for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and any de minimis OID) on the Junior Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the holder's tax basis in such Capital Security.

      The Regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the foregoing descriptions. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures is OID regardless of whether the Company exercises its option to defer payments of interest on the Junior Subordinated Debentures based on a determination that such option is not "remote," all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above,

      Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

Distribution of the Junior Subordinated Debentures or Cash upon Liquidation of the Trust

      As described under "Description of the Junior Subordinated Debentures -- Distribution of the Junior Subordinated Debentures," the Junior Subordinated Debentures may be distributed to holders of Trust Securities in exchange for the Trust Securities and in liquidation of the Trust. Under current law, such a distribution would be nontaxable, and would result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution and subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders of Capital Securities may constitute a taxable event to the Trust and to each holder, on which a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the

Junior Subordinated Debentures it received upon liquidation of the Trust. In this case, a holder would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

      Under certain circumstances described herein (see "Description of the Capital Securities and Related Instruments -- Description of the Capital Securities" and "--Description of the Junior Subordinated Debentures"), the Junior Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

Sales of Capital Securities

      A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be taxable as a long-term capital gain or loss if the Capital Securities have been held for more than one year. Under current law, any long-term capital gain will be subject to tax at a rate of 28% to the extent that the Capital Securities were held for more than 12 months but not more than 18 months and 20% to the extent that the Capital Securities were held for more than 18 months. However, a bill expected to be signed shortly by the President provides that long-term capital gains will be subject to tax at a rate of 20% provided that the asset is held for more than 12 months. If the bill becomes law, the new rate and holding period will be effective for sales of Capital Securities after December 31, 1997. Any short-term capital gain will be subject to tax at ordinary income rates.

      The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of such holder's Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to such holder's adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debentures deemed to be disposed. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Possible Tax Law Changes

      In both 1996 and 1997, legislation was proposed (the "Proposed Legislation") that, among other things, would have denied a corporate issuer an interest deduction, for United States federal income tax purposes, for interest in respect of certain debt obligations similar to the Junior Subordinated Debentures. Although the Proposed Legislation was not enacted, there can be no assurance that future legislation will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment described herein. The actual or proposed adoption of such legislation could give rise to a Tax Event, which would permit the Company to cause the redemption of the Capital Securities or to terminate the Trust and distribute the Junior Subordinated Debentures to the holders of the Trust Securities in liquidation of the Trust upon receiving an opinion of counsel, as described more fully under "Description of the New Junior Subordinated Debentures -- Redemption." A Tax Event could also result from a future administrative action or judicial decision whether or not directly involving the Company. See "-- Classification of Junior Subordinated Debentures" for a discussion of a pending Tax Court case in which the Internal Revenue Service is contesting the deduction of interest expense on securities that have some similarities to, but are different in several respect from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Company to cause a Special Redemption of Capital Securities. "See "Description of the New Capital Securities -- Redemption -- Special Redemption Upon Occurrence of Special Event."

Non-United States Holders

      As used herein, the, term "Non-United States Holder" means any person that is not a United States Holder (as defined above). As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

            (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Junior Subordinated Debentures to a Non-United States Holder, provided that (i) the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest on the Junior Subordinated Debentures is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

            (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities.

      To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it from the Beneficial Owner and furnishes the Trust or its paying agent with a copy thereof.

      If a Non-United States Holder cannot satisfy the requirements of the exception described in (a) above, payments of premium, if any, and interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Junior Subordinated Debentures is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States. In addition, if the Junior Subordinated Debentures were to be recharacterized as equity for United States federal income tax purposes under current or future legislation, the income on the Junior Subordinated Debentures (and, as a result, the Capital Securities) would be recharacterized as dividends, which would be subject to 30% withholding tax when paid to a Non-United States Holder unless such Non-United States Holder can establish (to the satisfaction of the Company) that a reduction or elimination of such tax is available under an applicable tax treaty or such dividend income is effectively connected with a trade or business carried on in the United States by such Non-United States Holder.

      If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Junior Subordinated Debentures is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest income on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

      Any gain realized upon the sale or other disposition of the Capital Securities by a Non-United States Holder generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with the conduct of a trade or business in the United States of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, and (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debentures, the requirements described above are not satisfied.

Information Reporting and Backup Withholding

      Income on the Capital Securities held of record by United States Holders will generally be reported annually to such holders and to the IRS. The Regular Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

      "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

      No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

      In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Junior Subordinated Debentures are made to or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

      Payment of the proceeds from disposition of Capital Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or Beneficial Owner establishes an exemption from information reporting and backup withholding.

      Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will generally be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

Exchange Offer

      The exchange of the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Junior Subordinated Debentures should not be considered to differ materially in kind or extent from the Junior Subordinated Debentures. Rather, the New Junior Subordinated Debentures received by the Trust should be treated as a continuation of the Junior Subordinated Debentures in the hands of the Trust. As a result, there should be no United States federal income tax consequences to a holder exchanging Capital Securities for New Capital Securities pursuant to the Exchange Offer. Accordingly, the New Capital Securities should be treated as having the same issue date and issue price as the Capital Securities for United States federal income tax purposes.

                          BENEFIT PLAN CONSIDERATIONS

      Generally, an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"), may purchase Capital Securities, subject to the investing fiduciary's determination that the investment in Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan. Among other factors, the investing fiduciary of the Plan should consider (1) whether the investment satisfies the prudence and diversification requirements of Section 404 of ERISA, (2) whether the investment may be pursuant to and in accordance with the Plan's governing documents, and (3) whether the value of the investment may be determined annually.

      The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.

      There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the exchange of Capital Securities offered hereby, and as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that the assets of the Trust are considered assets of an investing Plan, the Company, the Trustees and other persons, in providing services with respect to the Junior Subordinated Debentures, in exercising authority or control respecting management or disposition of the Junior Subordinated Debentures, or otherwise, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code could apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

      Even if they are not fiduciaries, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Capital Securities by a Plan (including an individual retirement arrangement or other Plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Capital Securities unless such Capital Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption.

      Notwithstanding the foregoing, it is possible that the New Capital Securities (see "Registration Rights") may qualify as "publicly-offered securities" under the DOL Regulation if, in addition to the exchange pursuant to any effective registration statement, they are also "widely held" and "freely transferable" at the time of the Exchange Offer. Under the DOL Regulation, a class of securities is "widely held," only if it is a class of securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," the Company, the Trust and the Initial Purchaser believe the likelihood of such outcome is remote. If the New Capital Securities are "publicly-offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of any Plan purchasing such securities as of such time. If the New Capital Securities did not qualify as "publicly-offered securities," the foregoing discussion about plan assets would also apply to the New Capital Securities.

      Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities or New Capital Securities should consult with their own counsel. In addition, persons who control the investments of individual retirement accounts should consider the possible application of ERISA and Code provisions to investment in Capital Securities or New Capital Securities and should consult with their own counsel.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "The Exchange Offer -- Resales of New Capital Securities." Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer or as a result of market making activities or other trading activities and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Therefore, such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Capital Securities received by such broker-dealer in the Exchange Offer, which prospectus delivering requirement may be satisfied by the delivery by such broker-dealer of the Prospectus, as discussed above. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. For a complete discussion of issues relating to the resale of the New Capital Securities, see "Exchange Offer -- Resales of New Capital Securities" above.


                                 LEGAL OPINIONS

      Certain legal matters, including the validity of the New Junior Subordinated Debentures, have been passed upon for the Company and the Trust by Nutter, McClennen & Fish, LLP, Boston, Massachusetts. Michael K. Krebs, the Secretary of the Company, is a partner of Nutter, McClennen & Fish, LLP.

                                     EXPERTS

      The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, as amended, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================


      Until November 8, 1998, all participating broker-dealers effecting transactions in the New Securities acquired in the Exchange Offer will be required to deliver a Prospectus.


      No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Offering Memorandum and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Initial Purchaser. This Offering Memorandum does not constitute an offer to sell or the solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Offering Memorandum nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since that date.

                 ---------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Available Information.....................................................8
Documents Delivered with the Prospectus...................................8
Incorporation of Certain
  Documents by Reference..................................................9
Summary..................................................................10
Risk Factors.............................................................21
Use of Proceeds..........................................................34
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends..................................34
Accounting Treatment.....................................................35
Regulatory Treatment.....................................................35
Capitalization...........................................................36
The Trust................................................................37
The Company..............................................................38
The Exchange Offer.......................................................39
Description of New Capital Securities....................................49
Description of New Junior
   Subordinated Debentures...............................................61
Description of New Guarantee.............................................69
Relationship Among the New Capital
   Securities, the New Junior Subordinated
   Debentures and the New Guarantee .....................................71
Description of the Old Securities........................................73
Certain United States Federal
  Income Tax Consequences................................................74
Benefit Plan Considerations..............................................80
Plan of Distribution.....................................................81
Legal Opinions...........................................................82
Experts..................................................................82


================================================================================

================================================================================

                              CSBI CAPITAL TRUST I

                            Offer for all outstanding
                          11 3/4% Subordinated Capital
                           Income Securities, Series A
                                 in Exchange for
                          11 3/4% Subordinated Capital
                           Income Securities, Series A
                        which have been registered under
                           the Securities Act of 1933,
                                   as amended

                      Fully and unconditionally guaranteed
                        to the Extent Set Forth Herein by

                                COMMERCE SECURITY
                                  BANCORP, INC.
                         ------------------------------

                                   PROSPECTUS
                                August 11, 1998

                         ------------------------------

================================================================================